Exhibit 10.10

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

17 C.F.R. Section 200.80(b)(4) and Rule 406 of the

                         Securities Act of 1933, as amended.

CONFIDENTIAL

CO-EXCLUSIVE LICENSE AGREEMENT

between

Max-Planck-Innovation GmbH

a German corporation having a principal place of business at

Amalienstr. 33, 80799 Muenchen, Germany

- hereinafter “MI” -

and

Wave Life Sciences PTE, Ltd.

a Singapore corporation having a principal place of business at

419 Western Avenue, Boston, Massachusetts 02135, USA

- hereinafter “WAVE” -

- MI and WAVE hereinafter also individually called a “Party”,

or collectively called the “Parties” -

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Recitals

The Max-Planck-Gesellschaft zur Foerderung der Wissenschaften e.V. (hereinafter “MPG”) is a German non-profit scientific research organisation. At the Max-Planck-Institute for Biophysical Chemistry in Goettingen (“MPI-BC”), a research institute of MPG, Dr. Thomas Tuschl and other scientists of MPI-BC have discovered the sequence and structural features of single-stranded RNA molecules required to mediate target-specific nucleic acid modifications by RNA interference ([***]). The aforementioned invention was funded by the German government. MPG has filed certain Patent Rights (as later defined herein) relating thereto.

MI is a wholly owned subsidiary of MPG and acts as MPG’s technology transfer agency. MPG has authorized MI to act as its sole agent for patenting and licensing the Patent Rights, and to sign this Agreement in MI’s own name for the account of MPG.

On [***], MI entered into a co-exclusive license agreement regarding the Patent Rights with each of Isis Pharmaceuticals, Inc., Carlsbad, CA 92008, USA (hereinafter “ISIS”) and Alnylam Pharmaceuticals Inc., Cambridge, MA 02142, USA (hereinafter “ALNYLAM”, and such agreement the “ALNYLAM Agreement”).

On April 12, 2013, the United States Patent and Trademark Office declared a patent interference (No. 105,928) between the US UMMS Patent (as later defined herein) as junior party, and the US MPG Patent (as later defined herein) as senior party (the “Patent Interference”). As a result of the Patent Interference, the United States Patent and Trademark Office has determined that the US UMMS Patent had priority over the US MPG Patent. MI and the University of Massachusetts Medical School (“UMMS”), a U.S. public institution of higher education of the Commonwealth of Massachusetts, have agreed that the US UMMS Patent shall be added to the Patent Rights, and that MI shall be authorized by UMMS to sign license agreements that encompass the US UMMS Patent in MI’s own name for the account of UMMS. In this respect, UMMS will be a third party beneficiary of this Agreement, and, unless expressly set forth otherwise in this Agreement, UMMS will have no rights against or obligations to WAVE under this Agreement.

On [***] ALNYLAM terminated the ALNYLAM Agreement, and ISIS subsequently declined the offer of MI to become the sole exclusive licensee and has remained the sole co-exclusive licensee.

WAVE desires to obtain from MI the second co-exclusive license under the Patent Rights for the purpose of developing and commercializing diagnostic and therapeutic products. WAVE (and its permitted successors and assignees) and ISIS (and its permitted successors and assignees) are hereinafter also individually called a “Co-Exclusive Licensee” and, together the “Co-Exclusive Licensees”.

Now, therefore, MI and WAVE hereby agree as follows:

ARTICLE 1 - DEFINITIONS

1.1	“Affiliate”

shall mean any legal entity (such as a corporation, partnership, or limited liability company) that is controlled by a Party, is controlling a Party, or is under common control with a Party. For the purposes of this definition, the term “control” means (i) beneficial ownership of at least fifty percent (50%) of the voting securities of a legal entity with voting securities, or (ii) a fifty percent (50%) or greater interest in the net assets or profits of a legal entity without voting securities, or (iii) possession, directly or indirectly, of the power to elect or direct the management of a legal entity.

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1.2	“Agreement”

shall mean this present agreement between MI and WAVE, including any and all Appendices hereto.

1.3	“Confidential Information”

shall mean any information which is of a confidential and proprietary nature and not readily available to a Third Party, including without limitation information in relation to the business of a Party to which this Agreement relates, and information in relation to patents, patent applications or other intellectual property rights owned or controlled by a Party. To be deemed confidential, information in written, graphic, or electronic form shall be identified as being confidential at the time of disclosure, or, if disclosed orally or visually, shall be confirmed in a writing marked confidential within thirty (30) days of its oral disclosure.

The term “Confidential Information” shall not include any information that the receiving Party can establish by written records (i) was known by the receiving Party prior to the receipt of Confidential information from the disclosing Party, (ii) was disclosed to the receiving Party by a Third Party having the right to do so, (iii) was, or subsequently became, in the public domain through no fault of the receiving Party, or (iv) was subsequently and independently developed by personnel of the receiving Party without having had access to or making use of the disclosing Party’s Confidential Information.

1.4	“Control” or “Controlled”

shall mean, with respect to any patents, patent applications, or other intellectual property rights, possession of the right (whether by ownership, license or otherwise), to assign, or grant a license to, such patents, patent applications, or other intellectual property rights without violating the terms of any agreement or other arrangement with any Third Party.

1.5	“Development Collaboration”

shall mean a collaboration by WAVE with a Third Party the purpose of which is the (i) further development and/or commercialization of a Licensed Product discovered by WAVE (either on its own or as part of a Drug Discovery Collaboration) or (ii) further joint development and/or joint commercialization of Licensed Products, in each case, beginning after the initiation of IND-Enabling Tox Studies for such Licensed Products. Collaborations that do not include or involve the licensed Patent Rights shall not constitute Development Collaborations.

1.6	“Drug Discovery Collaboration”

shall mean a collaboration by WAVE with a Third Party the purpose of which is the joint discovery, joint development and/or joint optimization of Licensed Products up to, but not including, IND-Enabling Tox Studies for such Licensed Products.

1.7	“Effective Date”

shall mean the date when this Agreement comes into force and effect, which shall be the day of the signature of this Agreement by the Party last to sign.

1.8	“FDA”

shall mean (i) the United States Food and Drug Administration or any successor agency thereto, and (ii) any non-United States agency or commission performing comparable functions (e.g. the European Medicines Agency EMA) or any successor agency thereto.

1.9	“Field”

shall mean sale and use of Licensed Products and/or Licensed Processes for any purpose.

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1.10	“IND”

shall mean an investigational new drug application submitted to a Regulatory Authority for approval to conduct human clinical investigations of Licensed Products, including (a) an investigational new drug application or any successor application or procedure filed with the United States FDA, and (b) any foreign equivalent.

1.11	“IND-Enabling Tox Studies”

shall mean the toxicological animal studies required to meet the regulations for filing an IND.

1.12	“Licensed Products”

shall mean any product or part thereof (i) the development, manufacture, use or sale of which, absent the license granted hereunder, would infringe one or more Valid Claims of the Patent Rights, or (ii) which is manufactured by using a Licensed Process or that, when used, practices a Licensed Process; Licensed Products will be determined on a country-by-country basis.

1.13	“Licensed Process”

shall mean any process that, absent the license granted hereunder, would infringe one or more Valid Claims of the Patent Rights, or which uses a Licensed Product; Licensed Processes will be determined on a country-by-country basis.

1.14	“Major Market Country”

shall mean the United States of America, the United Kingdom, Germany or Japan.

1.15	“NDA”

shall mean an application submitted to a Regulatory Authority for marketing approval of a pharmaceutical product, including (i) a new drug application, product license application or biologics license application filed with the United States FDA or any successor applications or procedures, and (ii) any foreign equivalent of a new drug application, product license application or biologics license application.

1.16	“Net Sales”

shall mean the gross amount invoiced by WAVE, its Affiliates, Sublicensees and their Sales Partners to independent Third Parties for sales or other dispositions of their respective Licensed Products in a first commercial sale at arm’s length transaction, less the following: (i) to the extent separately stated on the document of sale, any taxes or duties imposed on the manufacture, use, sale or import of Licensed Products which are actually paid, (ii) to the extent separately stated on the document of sale, outbound transportation costs and costs of insurance in transit, (iii) customary trade, cash or quantity discounts or rebates, to the extent actually allowed and taken, (iv) amounts repaid or credited by reason of rejection or return and (v) a reasonable allowance for ultimately bad debts.

WAVE, its Affiliates and Sublicensees will be treated as having sold their respective Licensed Products for an amount equal to the fair market value of such Licensed Products, if (i) Licensed Products are used by WAVE, its Affiliates and Sublicensees without charge or provision of invoice, or (ii) Licensed Products are provided to a Third Party by WAVE, its Affiliates and Sublicensees without charge or provision of invoice and used by such Third Party, except in the cases of Licensed Products used to conduct non-clinical research, product development or clinical trials, reasonable amounts of Licensed Products used as marketing samples, and Licensed Products provided without charge for compassionate or similar uses.

If WAVE, its Affiliates or Sublicensees sell a Licensed Product in unfinished form (i.e., bulk Active Pharmaceutical Ingredient) to a Third Party for resale, then the gross amount to be included in the calculation of Net Sales arising from such sale shall be the amount invoiced by the Third Party upon resale, in lieu of the amounts invoiced by WAVE, its Affiliates or Sublicensee when selling the Licensed Product in unfinished form. Otherwise, where WAVE, its Affiliate or Sublicensee sell a Licensed Product in finished form in a manner and at a price consistent with industry standards for such sales to a Third Party (including a Sales Partner) for

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further resale, the amount to be included in the calculation of Net Sales shall be the amount invoiced by WAVE, its Affiliates or Sublicensees to such Third Party, not the amount invoiced by such Third Party upon resale.

No deductions shall be made for commissions paid to individuals or entities, or for cost of collections. Net Sales shall occur on the date of invoice for a Licensed Product. In the case of any sale of Licensed Products for non-cash consideration (e.g., devices, services, use rights, equity etc.), Net Sales shall be calculated on the fair market value of the consideration received.

Sales of Licensed Products between WAVE and its Affiliates and/or Sublicensees, or among such Affiliates and Sublicensees, for a subsequent resale of such Licensed Product to a Third Party, shall not be included in the calculation of Net Sales, but in such cases the Net Sales shall be calculated on the amount invoiced by such Affiliates or Sublicensees to a Third Party upon resale.

In the event that a Licensed Product is sold in a combination product form (with one or more other therapeutically active ingredients (excluding, without limitation, any formulation, stabilization and delivery components) which are not Licensed Products), which therapeutically active ingredients are also independently marketed during the royalty period in question in the country in question, then Net Sales, for purposes of determining royalty payments on the combination product, shall be calculated by multiplying the Net Sales of the combination product by the fraction A/(A+B), where A is [***], and B is [***]. In the event that a Licensed Product is sold in combination with other therapeutically active ingredient(s), and the Licensed Product or one or more other therapeutically active ingredients are not sold separately, Net Sales for the purposes of determining royalty payments shall be calculated by multiplying the Net Sales of the combination product by the fraction of C/(C+D), where C is [***] and D is the [***]

1.17	“Patent Rights”

shall mean:

(a)	the issued patents and pending patent applications and provisional patent applications listed on Appendix A, and the resulting patents,

(b)	any patent applications resulting from the provisional applications listed on Appendix A, and any divisionals, continuations, continuation-in-part applications, and requests for continued examination (and their relevant international equivalents) of the patent applications listed on Appendix A and of such patent applications that result from the provisional applications listed on Appendix A, and the resulting patents, in each case to the extent the claims are directed to the subject matter specifically described in the patent applications listed on Appendix A and ultimately claiming priority to the patent applications listed on Appendix A, and

(c)	any patents resulting from re-issues, re-examinations, or extensions (including supplemental protection certificates) (and their relevant international equivalents) of the patents described in (a) and (b) above.

For the avoidance of doubt, the term “Patent Rights” shall include the US UMMS Patent.

1.18	“Phase I Clinical Study”

shall mean a clinical investigation of a Licensed Product in human healthy persons or patients designed and conducted to evaluate safety and/or tolerance.

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1.19	“Phase II Clinical Study”

shall mean a clinical investigation of a Licensed Product in human patients to determine initial efficacy for a particular indication, short-term side effects and/or dose range finding.

1.20	“Phase III Clinical Study”

shall mean a clinical investigation of a Licensed Product in human patients to establish efficacy and safety and required to file a NDA application of a Licensed Product with Regulatory Authorities.

1.21	“Platform License”

shall mean a license granted by WAVE to a Third Party, in which multiple patents (including the Patent Rights granted as a sublicense in accordance with Section 2.2 below, and substantial other patents reasonably necessary or useful for the development and/or commercialization of a Licensed Product that are Controlled by WAVE and granted to such Third Party as a direct license), are bundled together for use by such Third Party/Sublicensee such that the Third Party/Sublicensee may pursue the research, manufacture, development and commercialization of Licensed Products using technology covered by one or more of such multiple patents (including the Patent Rights); provided, however, that a license shall not be a “Platform License” if the only patents licensed thereunder are Patent Rights.

1.22	“Regulatory Approval”

shall mean any and all approvals (including any applicable governmental price and reimbursement approvals), licenses, registrations or authorizations of any Regulatory Authority necessary for the manufacture, use, storage, import, promotion, marketing, pricing and/or sale of a Licensed Product in a country.

1.23	“Regulatory Authority”

shall mean any federal, national, multinational, state, provincial or local regulatory agency, department, bureau or other governmental entity with authority over the testing, manufacture, use, storage, import, promotion, marketing, pricing and/or sale of a Licensed Product in a country, including without limitation the FDA and the EMA.

1.24	“Sales Partner”

shall mean any person or legal entity that is authorized by WAVE (or its Affiliates or Sublicensees) by any kind of agreement to market, promote, distribute or sell, or otherwise dispose of, Licensed Products to an independent Third Party in a first commercial sale at arm’s length transaction without violating this Agreement or the Patent Rights.

For the purpose of this definition, “Sales Partner” shall not include distributors who purchase Licensed Products from WAVE (or its Affiliates or Sublicensees) in a first commercial sale at arm’s length transaction for further resale, provided that the relation between WAVE (or its Affiliates or Sublicensees) and such distributor is a pure seller-buyer relationship, i.e. the agreement between WAVE (or its Affiliates or Sublicensees) and such distributor does not contain any obligation to share costs or revenues, or a reporting obligation or responsibility for sales and/or marketing efforts in a country. In such event, the gross amount to be included in the calculation of Net Sales shall be the amount invoiced by WAVE (or its Affiliates or Sublicensees) to such distributor, not the amount invoiced by such distributor upon resale.

1.25	“Sublicensee”

shall mean any Third Party that is granted a sublicense to the Patent Rights in accordance with Section 2.2.

1.26	“Sublicense Consideration”

shall mean any consideration, whether in cash (including, without limitation, initial or upfront payments, technology access fees, annual maintenance fees) or in kind (including, without limitation, devices, services, licenses or any other use rights, shares, options, warrants or any

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other kind of securities), received by WAVE from its respective Sublicensees to the extent it is paid pursuant to and in consideration for the sublicense granted under the Patent Rights. Sublicense Consideration specifically excludes (i) any milestone payments relating to the achievement of certain clinical or regulatory events, (ii) any running royalties paid by the Sublicensee to WAVE on net sales of Licensed Products sold by the Sublicensee, (iii) payments made by the Sublicensee to WAVE as consideration for WAVE’S equity (shares, options, warrants or any other kind of securities) at fair market value, and (iv) payments made by the Sublicensee to WAVE specifically committed and allocated to reimburse WAVE for its actually spent costs of actually performed research and development activities under a research agreement with the Sublicensee specifically and directly in connection with the sublicense granted.

1.27	“Term”

shall have the meaning set forth in Section 9.1 of this Agreement.

1.28	“Third Party”

shall mean any person or entity other than MI and WAVE and their respective Affiliates.

1.29	“US MPG Patent”

shall mean US Patent No. [***].

1.30	“US UMMS Patent”

shall mean the US Patent Application [***].

1.31	“Valid Claims”

shall mean any claim in an issued patent or pending patent application within the Patent Rights in the country in question that (i) has not lapsed, and (ii) has not been withdrawn, canceled or disclaimed, or held unenforceable by a tribunal of competent jurisdiction in an unappealed or unappealable decision, provided, however, that Valid Claim will exclude any such pending claim in an application that has not been granted within 10 years following the earliest priority date of such application.

ARTICLE 2 - GRANT OF RIGHTS

2.1 License Grant

MI hereby grants to WAVE and its Affiliates a co-exclusive royalty-bearing, worldwide license, with the right to sublicense in accordance with Section 2.2, under the Patent Rights to research, develop, commercialize, make, have made, use, have used, offer for sale, sell, have sold, import, export, have imported and have exported Licensed Products and Licensed Processes in the Field.

In order to establish co-exclusivity, and subject to the terms of the last paragraph of this Section 2.1, MI shall not grant, during the Term, more than in total two co-exclusive licenses to the Patent Rights in the Field. For the avoidance of doubt, in no event will there be more than two (2) co-exclusive licenses to the Patent Rights in the Field in existence at any given time. As of the Effective Date, the co-exclusive licensors are ISIS and WAVE.

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In the event that either ISIS or WAVE, as applicable, ceases to be a Co-Exclusive Licensee under this Agreement (the “Terminated Co-Exclusive Licensee”), MI shall promptly provide the remaining Co-Exclusive Licensee with a written offer of an exclusive license under the Patent Rights in the Field, on substantially the same terms and conditions (including substantially the same economic terms) (such offer, an “Exclusivity Notice”) previously applicable to the Terminated Co-Exclusive Licensee under this Agreement. The remaining Co-Exclusive Licensee shall have the right, but not the obligation, for a period not to exceed three (3) months after receipt of an Exclusivity Notice, to execute such exclusive license with MI, after which time, if such exclusive license is not executed, MI will be free to negotiate one additional co-exclusive license with a Third Party (co-exclusive with the remaining Co-Exclusive Licensee) the material terms and conditions of which are no more favorable to such Third Party as a whole than the terms and conditions applicable to the remaining Co-Exclusive Licensee under this Agreement; provided, however, that any such co-exclusive license agreement granted to a Third Party will be consistent with this Agreement.

2.2 Sublicenses

(a) WAVE (but not its Affiliates) has the right to grant sublicenses to the rights granted under Section 2.1 to Third Parties, however only (i) in connection with a Platform License, Drug Discovery Collaboration or Development Collaboration, (ii) to a Sales Partner for the sale of Licensed Products, or (iii) pursuant to a contract under which WAVE retains substantially all intellectual property arising from the sublicense of the Patent Rights and retains the sole right to commercialize Licensed Products, including without limitation a contract with a contract manufacturing organization (“CMO”) for the manufacture of Licensed Products solely for WAVE.

(b) WAVE shall ensure that each sublicense granted under this Agreement, and any subsequent sublicenses granted by any Sublicensee, shall be subject and subordinate to, and consistent with, the terms and conditions of this Agreement.

(c) Within 30 days after the signature of each sublicense granted under this Agreement, WAVE shall provide MI with a copy of the signed sublicense agreement, subject to reasonable redactions to protect the confidential information of the Sublicensee.

2.3 Retained Rights; Improvements

MPG (specifically the MPI-BC) and UMMS each retains the right to practice under the Patent Rights for scientific research, teaching, education, non-commercial scientific collaboration (including collaborations with and/or sponsored by industry), provided that such collaborations will not include the grant of a right to the industry partner to develop or commercialize Licensed Products under the Patent Rights in the Field (i.e., any partnership with industry must focus on research only and may not be performed in conjunction with the development of a Licensed Product) and scientific publication purposes.

If, as a result of MPI-BC’s practice of the Patent Rights, the MPI-BC makes, within [***] months after the Effective Date, an improvement to the Patent Rights consisting of an invention that directly relates to or is directly based upon the invention embodied in the Patent Rights (the “Improvement”), such Improvement will be deemed automatically included in the license grant to WAVE under Section 2.1(a) as of the Effective Date for no additional consideration, but only to the extent such Improvement is necessary to practice the Patent Rights.

WAVE acknowledges that the German government retains a royalty-free, non-exclusive, non-transferable license to practice any government-funded invention claimed in the Patent Rights for governmental purposes, and that UMMS retains the right to grant licenses under the US UMMS Patent to the United States Government in accordance with 35 USC 200-212 or 37 CFR 401 et seq. and applicable governmental implementing regulations.

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2.4 No Additional Rights

Except as otherwise expressly provided in this Agreement, nothing in this Agreement shall be construed to confer any rights upon WAVE by implication, estoppel, or otherwise, as to any intellectual property rights, including without limitation patents and patent applications, trademarks, copyrights and know-how of MPG and UMMS other than the Patent Rights.

2.5 No Additional Support by MPI-BC

Neither MI nor MPG nor MPI-BC nor UMMS shall have any obligation under this Agreement to provide support to WAVE in connection with the development and commercialization of Licensed Products. WAVE may ask MPI-BC at any time during the Term to provide such support. MPI-BC shall have the right, in its discretion, to enter into a scientific collaboration agreement, and/or MPI-BC employees shall have the right, in their discretion, to enter into a scientific consultancy agreement, provided that the aforementioned agreements are in compliance with the applicable rules of MPG. Notwithstanding the foregoing, WAVE and MI shall cooperate regarding the prosecution of the Patent Rights, as further specified in Article 6 below.

ARTICLE 3 - REPRESENTATIONS OR WARRANTIES

3.1 Representations by MI

MI represents that, as of the Effective Date: (i) the Patent Rights (except for the US UMMS Patent) have been assigned to MPG, and the US UMMS Patent has been assigned to UMMS; (ii) MI is the sole licensor of the Patent Rights and authorized by MPG (and UMMS regarding the US UMMS Patent) to enter into this Agreement, and to perform all obligations hereunder, (iii) MI has Control of the US UMMS Patent via a written agreement with UMMS and the right to execute this Agreement on behalf of UMMS in MI’s own name and for the account of UMMS, hereby incorporating the US UMMS Patent in the Patent Rights, , and MI has obtained all required approvals from UMMS (if any); (iv) no other licenses to the Patent Rights (except for the co-exclusive licenses granted to ISIS and ALNYLAM) have been granted by MI to any Third Party; (v) the Patent Rights listed in Appendix A validly exist, the necessary documents have been filed with the relevant patent offices, and the necessary fees have been paid in; (vi) MI has no reason to believe that the Patent Rights are invalid or subject to any contested ownership claim; (vii) the ALYLAM Agreement is terminated, void, cancelled, and no longer in force and effect and ALNYLAM does not own or Control, or claims to own or Control, by implication or otherwise, any of the Patent Rights; and (viii) MI notified ISIS of ALNYLAM’s termination of the ALNYLAM Agreement with MI pertaining to the Patent Rights as a co-exclusive licensee in a timely manner, offered ISIS the opportunity to become the sole-exclusive licensee of the Patent Rights, and ISIS declined to become the sole exclusive licensee of the Patent Right.

3.2 No Further Representations

OTHER THAN AS EXPRESSLY PROVIDED IN SECTION 3.1, MI AND MPG AND UMMS MAKE NO REPRESENTATIONS OR WARRANTIES OF ANY KIND CONCERNING THE PATENT RIGHTS AND ANY LICENSED PRODUCT, EXPRESS OR IMPLIED, AND THE ABSENCE OF ANY LEGAL OR ACTUAL DEFECTS, WHETHER OR NOT DISCOVERABLE.

Specifically, and not to limit the foregoing, MI and MPG and UMMS make no representations or warranties (i) regarding the merchantability or fitness for a particular purpose of the Patent Rights, (ii) regarding the patentability, validity or scope of the Patent Rights, (iii) that the use of the Patent Rights or any Licensed Product will not infringe any patents or other intellectual property rights of a Third Party, and (iv) that the use of the Patent Rights or any Licensed Product will not cause any damages of any kind to WAVE or to a Third Party.

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3.3 Limitation of Liability

TO THE EXTENT LEGALLY PERMISSIBLE, IN NO EVENT SHALL EITHER PARTY (INCLUDING UMMS) OR THEIR RESPECTIVE TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES AND AFFILIATES BE LIABLE TO THE OTHER PARTY FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING ECONOMIC DAMAGES OR INJURY TO PROPERTY AND LOST PROFITS, REGARDLESS OF WHETHER THE OTHER PARTY SHALL BE ADVISED, SHALL HAVE OTHER REASON TO KNOW, OR IN FACT SHALL KNOW OF THE POSSIBILITY OF THE FOREGOING.

3.4 WAVE acknowledges that MI has informed WAVE that MI has not performed its own patent due diligence, in particular no patent search or freedom to operate analysis has been made by MI.

ARTICLE 4 - COMPANY DILIGENCE OBLIGATIONS

4.1 Development and Commercialisation Responsibilities

WAVE shall have sole and full responsibility to use commercially reasonable efforts to develop and commercialize, solely or jointly with its Affiliates and/or Sublicensees, Licensed Products in the Field; provided, however, that any work done by WAVE’S respective Affiliates or Sublicensees, to develop and commercialize Licensed Products in the Field, shall be deemed to satisfy each Party’s obligations under this Section 4.1.

4.2 Development and Commercialisation Reports

WAVE shall furnish to MI, and shall oblige its Affiliates and Sublicensees to furnish to WAVE for inclusion in its respective reports to MI, in writing annually, within [***] days after the end of each calendar year, with a report briefly summarizing development and commercialization efforts undertaken during the previous year. The first report shall be provided to MI for the calendar year of 2015. Such reports will be considered and treated as WAVE’S Confidential Information.

4.3 Compliance with Laws

WAVE shall use, and shall oblige its Affiliates and Sublicensees to use, commercially reasonable efforts to comply with all local, state, federal, and international laws and regulations applicable to the development, manufacture, use and sale of Licensed Products.

4.4 Non-Use of Names

Subject to Article 10.11, Neither WAVE nor its Affiliates or Sublicensees or Sales Partners may use the name of “Max Planck Institute”, “Max Planck Society”, “Max-Planck-Innovation”, “University of Massachusetts Medical School”, or any variation, adaptation, or abbreviation thereof, or of any of its trustees, officers, faculty, students, employees, or agents, or any trademark owned by any of the aforementioned, in any promotional material or other public announcement or disclosure without the prior written consent of MI, or in the case of an individual, the consent of that individual.

4.5 Liability for Affiliates and Sublicensees

If Affiliates of WAVE develop, manufacture, use and/or sell Licensed Products, WAVE warrants and is liable towards MI that its Affiliates perform this Agreement in accordance with the terms and conditions of this Agreement, and WAVE shall be responsible and liable for any acts and omissions, e.g. payments and reports, of its Affiliates.

Any sublicense granted by WAVE under this Agreement is subject to and shall be consistent with the terms and conditions of this Agreement. The grant of any such sublicense hereunder will not relieve WAVE of its obligations under this Agreement.

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4.6 Effect of Failure

In the event that WAVE or any of its Affiliates or Sublicensees have failed to fulfill any of their obligations under this Article 4, then MI may treat such failure as a material breach of WAVE, and may terminate this Agreement in accordance with Section 9.6.

ARTICLE 5 - FINANCIAL PROVISIONS

5.1 Initiation Fee

WAVE shall pay to MI, within [***] ([***]) days after the Effective Date, a license initiation fee of USD $[***] (United States Dollar [***]).

5.2 Annual License Maintenance Fees

WAVE shall pay to MI, within [***] ([***]) days after the anniversary date of the Effective Date, on that same date each year thereafter for the Term of this Agreement, an annual license maintenance fee of USD $[***] (United States Dollar [***]).

Annual License Maintenance Fees paid by WAVE for a certain calendar year will be credited against WAVE’S respective actual earned royalties payable to MI under Section 5.4 for the same calendar year.

5.3 Milestone Payments

WAVE shall pay to MI the following milestone payments for its Licensed Products within [***] ([***]) days after the achievement by WAVE, its Affiliates or Sublicensees of the following milestone events:

Milestone Event	Milestone Payment

[***]	USD	[***]
[***]	USD	[***]
[***]	USD	[***]
[***]	USD	[***]

[***].

WAVE shall inform MI immediately on the achievement of each respective milestone event (but in no event later than [***] days after such an achievement).

Each of the above milestone payments is due by WAVE to MI for each respective Licensed Product separately, and regardless of whether the milestone event is achieved by WAVE, its Affiliates or Sublicensees. For the avoidance of doubt, each milestone payment is payable only once per Target irrespective of the number of Licensed Products targeting such Target to achieve such milestone. For purposes of this Section 5.3, the term “Target” means a single gene, as defined in the NCBI Entrez Gene database, or any successor database thereto, and any naturally occurring variants thereof, or a product of such gene.

5.4 Running Royalties

(a) Royalty Rate

During the Term, WAVE shall pay to MI running royalties on Net Sales of Licensed Products of [***]% ([***]) on a Licensed Product-by-Licensed Product and country-by-country basis. For the avoidance of doubt, in the event ISIS and WAVE are jointly developing and/or commercializing a Licensed Product, the running royalty set forth in the preceding

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sentence shall be due by ISIS and WAVE for each of their respective Net Sales of such Licensed Product separately. For example only, if ISIS and WAVE have a collaboration agreement for the development and commercialization of a Licensed Product, and ISIS sells the respective Licensed Product under such a collaboration agreement, a royalty of [***]% on the respective Net Sales of ISIS of such Licensed Product will be due from ISIS, and if WAVE sells the respective Licensed Product under such a collaboration agreement, a separate royalty of [***]% on the respective Net Sales of WAVE will be due from WAVE, and vice versa.

(b) Royalty Stacking; Minimum Royalty Floor

If WAVE is a party to a license agreement with any Third Party, which license is employed in connection with the Patent Rights for the manufacture, use and/or sale of a Licensed Product (i.e. if Licensed Products sold by WAVE require WAVE to pay royalties to a Third Party), the royalty rate set forth in Section 5.4 (a) above will be reduced, on a country-by-country and Licensed Product-by-Licensed Product basis, from the date running royalties have to be actually paid to such Third Party, by up to [***]% of any running royalty owed to such Third Party for the manufacture, use or sale of such a Licensed Product; provided, however, in no event shall the royalty rate due to MI according to Section 5.4 (a) be reduced by the application of this Section 5.4 (b) to less than a minimum royalty rate of [***]% ([***]).

5.5 Sublicense Revenues

(a) In the event that WAVE grants a sublicense to a Third Party pursuant to Section 2.2, WAVE shall pay to MI the following percentages of the Sublicense Consideration received, due within [***] days after receipt:

Sublicense granted	Percentage due to MI

[***]	[***]	%
[***]	[***]	%
[***]	[***]	%
[***]	[***]	%
[***]	[***]	%

If WAVE receives any non-cash Sublicense Consideration, WAVE shall pay MI, at MI’s election, either (i) a cash payment equal to the fair market value of the Sublicense Consideration, or (ii) the in-kind portion, if practicable, of the Sublicense Consideration.

(b) Notwithstanding anything to the contrary in this Agreement, if WAVE, its Affiliates or Sublicensees grant a sublicense to a CMO for the purpose of having the CMO manufacture a Licensed Product for the further development and/or commercialization of such Licensed Product solely by WAVE, its Affiliates or Sublicensees, no sublicense revenue will be due under this Section 5.5 as a result of such sublicense.

(c) Relative Value of Pooled Technologies

In the event of a Platform License, Drug Discovery Collaboration, or Development Collaboration, the percentage of the Sublicense Consideration due to MI according to Subsection (a) above shall be based on the value reasonably attributable to the Patent Rights relative to the value of such other patent rights Controlled by WAVE included in such Platform License, Drug Discovery Collaboration, or Development Collaboration (such relative value of the Patent Rights hereinafter the “Patent Rights Value”).

Together with a copy of any sublicense agreement to be provided to MI according to Section 2.2(c), WAVE shall suggest to MI the Patent Rights Value based on a good faith fair market value determination, together with any information reasonably necessary or useful for MI to evaluate such suggestion. If, within [***] days after receipt of the information, MI objects for cause to the suggested Patent Rights Value, Sec. 10.3 (b) applies accordingly. If MI fails to respond within [***] days after receipt of the information, the Patent Rights Value shall be deemed accepted.

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(d) Fair Market Value Determination

In the event that, according to this Agreement, a “fair market value” has to be determined, WAVE shall provide MI in due time with a good faith determination of the fair market value, together with any information necessary or useful to support such determination. MI shall have the right to provide WAVE in due time with a counter-determination of the fair market value, which shall include any information necessary or useful to support such counter-determination. If the Parties are unable to agree on a fair market value determination within [***] days after receipt of such counter-determination, Section 10.3 (b) applies accordingly. If either Party fails to respond to a fair market value determination provided by the other Party within [***] days of receipt, such Party will be deemed to have accepted the other Party’s fair market value determination.

5.6 Reports

Starting with the first commercial sale of a Licensed Product, within [***] ([***]) days of the end of each calendar half year, WAVE shall deliver a detailed report to MI for the immediately preceding calendar half year showing at least, on a Licensed Product-by-Licensed Product and country-by-country basis, (i) the kind and number of Licensed Products sold by WAVE, its Affiliates, Sublicensees and their Sales Partners to the end users, (ii) the gross price charged, (iii) the calculation of Net Sales, and (iv) the resulting running royalties due to MI according to those figures. If no running royalties are due to MI, the report shall so state. Reports provided to MI under this 5.6 shall be considered “Confidential Information” under this Agreement. Additionally, MI understands that it is the intention of WAVE to become a publicly traded company and that any information disclosed to MI under this Agreement, including this 5.6, may be deemed “material non-public information” under applicable securities laws.

5.7 Payments

(a) Accounting Period and Payments

Running royalties shall be payable for each calendar half year, and shall be due to MI within [***] ([***]) days of the end of each calendar half year.

(b) Method of Payment

All payments under this Agreement shall be made payable to “Max-Planck-Innovation GmbH” to the following account:

[***]
[***]
[***]
Account No.:	[***]
Bank code:	[***]
SWIFT (BIC):	[***]
IBAN:	[***]

Each payment shall reference this Agreement and the obligation under this Agreement that the payment satisfies.

(c) Payments in US Dollar

All payments due under this Agreement shall be payable in US Dollar and, if legally required, shall be paid with the additional value added tax. Conversion of foreign currency to US Dollar shall be made at the official conversion rate existing in the United States (as reported in the Wall Street Journal) on the last working day of the relevant calendar half year. Such payments

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shall be without deduction of exchange, collection, or other charges, except for deduction of withholding or similar taxes. The Parties shall use all reasonable and legal efforts to reduce tax withholding on payments made to MI hereunder. Notwithstanding such efforts, if WAVE concludes that tax withholdings under the laws of any country are required with respect to payments to MI, WAVE shall withhold the required amount and pay it to the appropriate governmental authority. In such a case, WAVE will promptly provide MI with original receipts or other evidence reasonably desirable and sufficient to allow MI to document such tax withholdings adequately for purposes of claiming foreign tax credits and similar benefits.

(d) Late Payments

Any undisputed payments that are not paid on or before the date such payments are due under this Agreement shall bear interest on arrears at [***]% ([***] percentage points) per year.

5.8 Bookkeeping and Auditing

WAVE is obliged to keep, and shall oblige its Affiliates, Sublicensees and Sales Partners to keep, complete and accurate books on any reports and payments due to MI under this Agreement, which books shall contain sufficient information to permit MI’s certified public accountant (the “CPA”) to confirm the accuracy of any reports and payments made to MI. MI’s CPA is authorized to check the books of WAVE not more than [***] per calendar year and, upon MI’s written request, within [***] days, WAVE shall provide records of its Affiliates, Sublicensees and Sales Partners in WAVE’s possession as part of such audit. The charges for such a check shall be borne by MI. In the event that such check reveals an underpayment in excess of [***]% ([***] percent), WAVE shall bear the full cost of such check. In any event, WAVE shall remit any amounts due to MI within [***] ([***]) days of receiving notice thereof from MI, together with interest calculated in the manner provided in Section 5.7 (d).

The right of auditing by MI under this Section shall expire [***] ([***]) years after each report or payment has been made. No period may be audited more than once.

5.9 No Refund

All payments made by WAVE under this Agreement are non-refundable and non-creditable against each other (except for the creditability of annual license maintenance fees against running royalties as set forth in Section 5.2, or the credit for an over-payment of running royalties). This Section 5.9 shall apply, without limitation, in the event this Agreement is terminated prematurely in accordance with Article 9.

ARTICLE 6 - PATENT PROSECUTION AND INFRINGEMENT

6.1 Responsibility for Patent Rights

MI shall be responsible to apply for, seek issuance of, and maintain the Patent Rights. MI shall provide to WAVE copies of documents relevant to the filing, prosecution, maintenance and abandonment of the Patent Rights. MI shall designate counsel to prosecute the Patent Rights which is reasonably acceptable to WAVE, and WAVE shall have the right to require that MI transfers prosecution to different counsel if WAVE, as the case may be, is not reasonably satisfied with the work of MI’s then-current prosecution counsel. WAVE shall have the right to comment on decisions related to prosecution, maintenance and abandonment of the Patent Rights, and MI shall give good faith consideration to any such comments. MI, ISIS and WAVE shall cooperate in good faith with each other, and shall use reasonable efforts to agree upon a joint strategy relating to the further filing, prosecution and maintenance of the Patent Rights.

WAVE shall have the right to decide, in its sole discretion, in which countries the Patent Rights shall be filed, prosecuted and maintained during the Term. MI is obliged, on a country-by-country basis, to file, prosecute and maintain the Patent Rights if and to the extent WAVE pays its respective patent costs relating thereto according to Section 6.2 below.

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6.2 Patent Costs

WAVE shall pay [***]% ([***] percent) of all reasonable out of pocket fees and costs, including reasonable attorney’s fees, relating to the preparation, filing, prosecution, and maintenance of the Patent Rights, which arise during the Term in accordance with Section 6.1 above. WAVE shall reimburse MI for the amounts due pursuant to this Section 6.2, within [***] ([***]) days after receiving the respective invoice. MI shall have the right, in its sole discretion, to make a one time (only) election that such amounts shall be paid directly to MI’s patent attorneys, and shall provide WAVE with [***] ([***]) days advance written notice of such election. In the event that solely WAVE (and not ISIS) intends to file, prosecute and maintain a certain patent application or patent within the Patent Rights in a certain country, then WAVE shall pay [***]% of all patent costs relating to such Patent Right in such country.

6.3 Abandonment of Patent Rights

In the event that WAVE intends to abandon (e.g. by non-payment of fees) any patent or patent application within the Patent Rights in a certain country, WAVE shall notify MI hereof in writing in due time, at least [***] months prior to taking action or not taking action that will result in abandonment. MI (and (SIS) shall have the right, but not the obligation, to maintain such Patent Right in such country in its sole discretion and at its sole expense. In any event, such Patent Rights shall no longer be covered by this Agreement after [***] months from the date WAVE informs MI of its abandonment, and WAVE shall remain obliged to pay its respective patent costs share that arise during such [***] months-period.

6.4 Infringement of Patent Rights

The Parties shall inform each other in due time in writing in the event a Party becomes aware of any suspected or actual infringement of the Patent Rights by any Third Party, or any Third Party objection or other action (e.g. opposition, interference, revocation or nullity action) against the Patent Rights. MI shall have the right, but not the obligation, to enforce or defend the Patent Rights against such Third Party in its sole discretion and at its sole expense. MI shall keep WAVE reasonably informed as to its enforcement and defense of the Patent Rights, and WAVE shall have the right to comment on the documents submitted in the course of such action and the right to participate in all substantive strategic discussions with MI regarding such actions. If (A) within [***] months of the written notice above, MI (i) shall have been unsuccessful in persuading the alleged infringer to desist, (ii) shall not have brought and shall not be diligently prosecuting an infringement action, or (iii) has not entered into settlement discussions with respect to such infringement, or (B) in the event that MI does not intend to enforce or defend the Patent Rights, then WAVE (and ISIS) will have the right, but not the obligation, to individually or jointly (together with ISIS) enforce or defend the Patent Rights against such Third Parties at its or their respective sole cost and expense, but in coordination with MI. MI shall promptly inform WAVE of this intent to not enforce or defend the Patent Rights pursuant to (B) above, but in no case less than the earlier to occur of (i) the expiration of such [***] month period or (ii) [***] days prior to any deadline (unless impossible under the circumstances, in which case MI will provide such notice as soon as possible). In any case, the Parties shall negotiate in good faith how to proceed best, and the Parties shall enter into a separate agreement regarding the allocation of responsibilities (including the initiation, performance and termination of mediation, arbitration or litigation, and the entering of settlements), costs and recoveries in connection with any enforcement or defense of the Patent Rights. Notwithstanding the foregoing, (i) MI shall consult with WAVE prior to entering into any settlement, consent judgment or other voluntary disposition and (ii) any settlement, consent judgment or other voluntary disposition of such actions which (1) limits the scope, validity, or enforceability of any Patent Rights, (2) subjects WAVE to any non-indemnified liability, payment obligation, or injunction, or (3) admits fault or wrongdoing on the part of WAVE, must be approved in writing by WAVE.

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ARTICLE 7 - INDEMNIFICATION AND INSURANCE

7.1 Indemnification

WAVE shall indemnify, defend, and hold harmless MI, MPG, UMMS, and their respective trustees, officers, faculty, students, employees, and agents and their respective successors, heirs and assigns (collectively the “Indemnitees”), against any and all third party claims, suits, actions (including without limitation actions in the form of tort, warranty, or strict liability, demands, judgments, liabilities, losses, damages, costs, fees or expenses (collectively, the “Claims’’) incurred by or imposed upon any of the indemnitees to the extent resulting from or arising out of (i) any use of the Patent Rights by WAVE, or (ii) any Licensed Product that is developed, made, used, or sold by WAVE, its Affiliates, Sublicensees and Sales Partner pursuant to this Agreement, or (iii) any Third Party use of any such Licensed Product.

For purposes of clarity, in no event will a Co-Exclusive Licensee have obligations to any Indemnitee for Claims resulting from or arising out of any use of the Patent Rights by the other Co-Exclusive Licensee, any Licensed Product that is developed, made, used, or sold by such other Co-Exclusive Licensee, its Affiliates, Sublicensees and Sales Partners, or any Third Party use of any such Licensed Product.

7.2 Procedures

The Indemnitees agree to provide WAVE with written notice of any Claims for which indemnification is sought under this Agreement within [***] days after the Indemnitees have knowledge of such Claims. WAVE agrees, at its own expense, to provide attorneys reasonably acceptable to MI to defend against any such Claims; provided, however, that any Indemnitee shall have the right to retain its own counsel, at its own expense, if representation of such Indemnitee by the counsel retained by WAVE would be inappropriate because of actual or potential differences in the interests of such Indemnitee and any other Party represented by such counsel. The Indemnitees shall (i) permit WAVE to assume full responsibility to investigate, prepare for and defend against any such Claims (including all decisions relative to litigation, appeal, and settlement), and (ii) assist WAVE, at WAVE’s expense, in the investigation, preparation and defense of any such Claims, and (iii) not compromise or settle such Claims without the prior consent of WAVE. WAVE shall keep MI informed of the progress in the defense and disposition of such Claims, and to consult with MI with regard to any proposed settlement.

7.3 Insurance

WAVE shall obtain and carry in full force and effect commercial general liability insurance, including product liability insurance, which shall protect WAVE and the Indemnitees with respect to events covered by Section 7.1 above. The limit of insurance shall not be less than USD [***] per incident. Upon request, WAVE shall provide MI with certificates of insurance evidencing compliance with this Section 7.3.

ARTICLE 8 - CONFIDENTIALITY

8.1 Confidentiality Obligation

This Agreement and any Confidential Information disclosed by a Party to the other Party under this Agreement shall be treated as confidential by the receiving Party during the Term and for 5 (five) years thereafter. The receiving Party shall not use the Confidential Information for any purposes other than those contemplated by this Agreement.

8.2 Permitted Disclosures

A Party may disclose this Agreement and/or Confidential Information received from a disclosing Party under this Agreement:

(a)	to Affiliates, Sublicensees, actual or potential collaborators and investors, and Sales Partners, provided that such Affiliates, Sublicensees, actual or potential collaborators and investors and Sales Partner are bound by confidentiality obligations at least as restrictive as those set forth in this Agreement;

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(b)	to Third Party individuals with a professional obligation of secrecy (e.g. patent attorneys, attorneys-at-law, certified public accountants);

(c)	to Regulatory Authorities in connection with filings for Regulatory Approval, provided that such disclosures may be made only to the extent reasonably necessary to make such filings; and

(d)	if such disclosure is required by law or regulation (including without limitation by rules or regulations of any securities exchange, e.g. the United States Securities and Exchange Commission), provided that prior to such disclosure, the obligated Party promptly notifies the disclosing Party of such requirement, and provided further that the obligated Party will furnish only that portion of the disclosing Party’s Confidential Information that it is legally required to furnish.

Notwithstanding the foregoing, MI may disclose this Agreement and/or the Confidential Information on a confidential basis to MPG, UMMS and to MPI-BC.

ARTICLE 9 - TERM AND TERMINATION

9.1 Term

This Agreement shall come into effect on the Effective Date, and it shall remain in effect until the later of (i) on a country-by-country and Licensed Product-by-Licensed Product basis, the expiration or abandonment of all Patent Rights covering a Licensed Product in such country, or (ii) April 28, 2019, unless earlier terminated in accordance with the termination provisions of this Article 9.

9.2 Voluntary Termination by WAVE

WAVE shall have the right to terminate this Agreement, without any reason, (i) upon at least 90 (ninety) days prior written notice to MI, such notice to state the date at least 90 (ninety) days in the future upon which termination is to be effective, and (ii) upon payment of all amounts due to MI accrued prior to such termination effective date.

9.3 Cessation of Business

If WAVE and all of its Affiliates and Sublicensees cease to carry on business related to this Agreement, WAVE shall inform MI thereof immediately. In such event, WAVE and MI shall each have the right to terminate this Agreement upon 30 (thirty) days prior written notice to each other.

9.4 Change of Control

In the event that a Third Party acquires, by a single transaction or a series of related transactions, more than 50% (fifty percent) of the securities or voting rights of WAVE, WAVE shall provide MI, upon MI’s request, with a special written report in reasonable detail on the actual and intended future activities of WAVE to develop and commercialize Licensed Products. If WAVE cannot demonstrate to maintain, after the change of control event, a program to develop and commercialize Licensed Products that is substantially similar or greater in scope to the program of WAVE prior to the change of control event, then MI shall have the right to terminate this Agreement upon 30 (thirty) days prior written notice to WAVE. WAVE shall inform MI promptly of the implementation of any such change of control event.

9.5 Attack on Patent Rights

MI shall have the right to terminate this Agreement upon 30 (thirty) days prior written notice to WAVE, if WAVE (or any of its Affiliates or Sublicensees) attacks, or have attacked or support an attack through a Third Party, the validity of any of the Patent Rights. For the purposes of this Section 9.5, “attack” does not include interference proceedings at the United States Patent and Trademark Office, or appeals related thereto. WAVE will not take affirmative action to

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provoke such an interference, however MI recognizes that WAVE may be or may become a licensee to a pending U.S. application of a Third Party that could be deemed to interfere with applications within the Patent Rights.

9.6 Termination for Material Breach

(a) In the event WAVE (i) fails to pay any undisputed amounts due and payable to MI hereunder, and fails to make such payments within 45 (forty-five) days after receiving written notice of such failure, or (ii) commits a material breach of its obligations under this Agreement other than a failure to pay, and fails to cure that breach within 60 (sixty) days after receiving written notice thereof, MI may in each such event terminate this Agreement immediately upon written notice to WAVE.

(b) Notwithstanding the foregoing, if WAVE disputes in good faith the existence or materiality of any such breach or alleged payment failure, and provides notice to MI of such dispute within such 45 (forty-five) day period for alleged payment failures, or within such 60 (sixty) day period for other alleged material breaches, MI shall not have the right to terminate this Agreement in accordance with this Section 9.6 unless and until it has been determined in accordance with Section 10.3 (b) that this Agreement was materially breached by WAVE, and WAVE fails to cure such breach within 30 (thirty) days following such determination. It is understood and acknowledged that during the pendency of such a dispute, all of the terms and conditions of this Agreement shall remain in effect and the Parties shall continue to perform all of their respective obligations hereunder.

9.7 Effect of Termination

Any termination according to this Article 9 shall only terminate this Agreement between MI and the affected Co-exclusive Licensee, and it shall have no impact on the other co-exclusive license agreement, which shall remain in full force and effect. For purposes of clarification, a breach by WAVE will not equal a breach by ISIS and vice versa.

The following provisions shall survive the expiration or termination of this Agreement: Articles 1, 3, 5.6 through 5.8, 7, 8, 10 and this Section 9.7. In no event shall the termination of this Agreement release WAVE from the obligation to make any reports and pay any amounts that became due on or before the effective date of termination.

In the event that any license granted to WAVE under this Agreement is terminated, any sublicense under such license granted prior to termination of this Agreement shall remain in full force and effect, provided that (i) the Sublicensee is not then in breach of its sublicense agreement, and (ii) the Sublicensee agrees, in writing within thirty (30) days after the effective date of termination, to be bound to MI as licensor under the terms and conditions of the sublicense agreement, provided that MI shall have no other obligation than to leave the sublicense granted by WAVE in place.

9.8 Insolvency

If WAVE shall become bankrupt, or shall file a petition in bankruptcy, or if the business of WAVE shall be placed in the hands of a receiver, assignee or trustee for the benefit of creditors, whether by the voluntary act of WAVE or otherwise, WAVE shall provide notice thereof to MI and MI may, subject to the effects of and protections of any applicable bankruptcy-related laws, rules, or regulations, terminate this Agreement upon written notice to WAVE. If this Agreement is terminated in accordance with this Section 9.8 with respect to a Co-Exclusive Licensee, Article 2.1 shall apply with respect to the remaining Co-Exclusive Licensee.

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ARTICLE 10 - MISCELLANEOUS

10.1 Notice

Any notices required or permitted under this Agreement shall be in English and in writing (by certified or registered mail, or through a major overnight courier, or by facsimile or e-mail), shall specifically refer to this Agreement, and shall be sent to the following addresses or facsimile numbers of the Parties:

If to MI:	Max-Planck-Innovation GmbH Amalienstrasse 33 80799 Muenchen / Germany Fax: +49/89/290919-99 E-mail: info@max-planck-innovation.de

If to WAVE:	Wave Life Sciences PTE, Ltd. 419 Western Avenue Boston, Massachusetts 02135, USA Fax: +1.617.206.4831 E-mail: [***]

A Party may change its contact information immediately upon written notice to the other Party in the manner provided in this Section.

10.2 Governing Law

This Agreement and all disputes arising out of or related to this Agreement, or the performance, enforcement, breach or termination hereof, and any remedies relating thereto, shall be construed, governed, interpreted and applied in accordance with the laws of the Federal Republic of Germany, without regard to the conflicts of laws provisions thereof, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent shall have been granted.

10.3 Dispute Resolution

(a) The Parties shall attempt to settle any dispute or claim arising out of or relating to this Agreement by good faith negotiations. If the Parties fail to agree on a reasonable settlement within [***] ([***]) days after the affected Party informed the other Party in writing of such dispute or claim, either Party may initiate a binding arbitration procedure administered by the American Arbitration Association in accordance with its International Arbitration Rules. The number of arbitrators shall be three, the place of arbitration shall be London, UK, and the language of the arbitration shall be English. German substantive law shall be applied. The award of the arbitrators shall be the sole and exclusive remedy between the affected Parties regarding any such dispute or claim. An award rendered in connection with arbitration pursuant to this Section 10.3 shall be final and binding upon the affected Parties.

Nothing in this Section 10.3 shall be construed as limiting in any way the right of a Party to seek an injunction or interlocutory relief with respect to any actual or threatened breach of this Agreement.

(b) Expedited Review of Disputes Regarding Material Breach

If the Parties are in dispute as to whether WAVE is in material breach of this Agreement according to Section 9.6, then the arbitrators will first determine if material breach has in fact occurred according to an expedited arbitration review process taking no longer than [***] days to make a definitive determination as to the existence and/or materiality of the alleged breach, and if so, will grant WAVE the cure period of [***] days provided pursuant to Section 9.6 (b). During such cure period, the arbitration will continue, and if the material breach is not cured within such cure period, the arbitrator may, as part of the same arbitration, award actual direct damages to MI, in addition to any other remedies MI may have.

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10.4 Assignment and Transfer

This Agreement is personal to WAVE, and neither this Agreement nor any rights or obligations may be assigned or otherwise transferred by WAVE to a Third Party without the prior written consent of MI. Notwithstanding the foregoing, WAVE may assign this Agreement to an Affiliate, or to a Third Party in connection with the merger, consolidation, sale of all or substantially all of its assets or that portion of its business to which this Agreement relates; provided, however, that this Agreement shall immediately terminate if the proposed Third Party assignee fails to agree in writing to be bound by the terms and conditions of this Agreement on or before the effective date of assignment. After the effective date of assignment, the Third Party assignee shall provide MI, upon MI’s request, with a special written report in reasonable detail on the actual and intended future activities of the Third Party assignee to develop and commercialize Licensed Products. If the Third Party assignee does not maintain a program to develop and commercialize Licensed Products that is substantially similar in scope to the program of WAVE prior the effective date of assignment, then MI may treat such failure as a material breach in accordance with Section 9.6.

10.5 Amendment and Waiver

This Agreement may be amended, supplemented, or otherwise modified only by means of a written instrument signed by all Parties. Any waiver of any rights or failure to act in a specific instance shall relate only to such instance and shall not be construed as an agreement to waive any rights or fail to act in any other instance, whether or not similar.

10.6 Severability

Should one or more of the provisions of this Agreement be held void, invalid or unenforceable under applicable law, the remaining provisions of this Agreement will not cease to be effective. The Parties shall negotiate in good faith to replace such void, invalid or unenforceable provision by a new provision that reflects, to the extent possible, the original intent of the Parties.

10.7 Headings

All headings are for convenience only and shall not affect the meaning of any provision of this Agreement.

10.8 Entire Agreement

This Agreement contains the entire understanding of the Parties with respect to the subject matter hereof, and any previous agreements and understandings, whether oral or written, made by the Parties on the same subject matter are expressly superseded by this Agreement.

10.9 Force Majeure

Neither Party will be deemed to be in default of this Agreement for failure or delay of the performance of its obligations or attempts to cure any breach of this Agreement, when such failure or delay is caused by or results from causes beyond the reasonable control of or not reasonably avoidable by the affected Party, including, without limitation, embargoes, acts of war, strikes, lockouts or other labor disturbances, or acts of God. The affected Party will notify the other Parties of such force majeure circumstances as soon as reasonably practical and will make every reasonable effort to mitigate the effects of such force majeure circumstances. In case of such a force majeure event, the time for performance or cure will be extended for the period equal to the duration of such force majeure event, but not in excess of 6 (six) months.

10.10 Relationship of the Parties

It is expressly agreed that MI and WAVE will be independent contractors and that the relationship among the Parties will not constitute a partnership, joint venture or agency. Specifically, and not to limit the foregoing, with respect to each Co-exclusive Licensee, (i) the rights and obligations contained in this Agreement shall, except as expressly stated otherwise, apply to each Co-exclusive Licensee individually, and not jointly and severally, and (ii) neither

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Co-exclusive Licensee has the authority to make any statements, representations or commitments of any kind, or to take any action under this Agreement, which will be binding on the other.

10.11 Press Release

No Party may make public announcements with respect to the specific terms of this Agreement without the prior written approval of the other Parties, not to be unreasonably withheld; provided, however, that no such approval will be required for public announcements or other disclosures regarding the fact that this Agreement was executed by the Parties or a general description of the subject matter of this Agreement. Each Party shall provide to the other Parties a copy of any such public announcement for review and approval as soon as reasonably practicable under the circumstances, but not less than one week, prior to its scheduled release. If the Parties do not refuse their respective approval during such period for good cause, then their approval shall be deemed to be granted.

In witness whereof, the Parties have caused this Agreement to be executed by their duly authorized representatives.

Max-Planck-Innovation GmbH		Wave Life Sciences PTE, Ltd.

By:	/s/ Joern Erselius	By:	/s/ Paul B. Bolno

Name:	Dr. Joern Erselius	Name:	Paul Bolno M.D.
Title:	Geschäftsführer/Managing Director	Title:	President and CEO

Date:	June 8th, 2015	Date:	May 27th, 2015

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APPENDIX A

Patent Rights

([***])

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***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

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17 C.F.R. Section 200.80(b)(4) and Rule 406 of the

Securities Act of 1933, as amended.

[***]

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